Exhibit (n) (ii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                              MULTIPLE CLASS PLAN


                  This  Multiple  Class  Plan  (this  "Plan")  is adopted by the investment companies (the "Multiple Class Companies") identified in exhibits hereto (the "Class Exhibits") as offering separate classes of shares ("Classes").

      1.    PURPOSE

            This Plan is adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "Rule"), in connection with the issuance by the Multiple Class Companies and any series thereof (collectively the "Funds") of more than one Class of shares in reliance on the Rule. In documenting the exchange features for each Class, this plan describes the arrangements whereby shares of Funds may be exchanged for or from certain other investment companies which are not part of this Plan. In documenting the separate arrangement for distribution of each Class, this Plan also sets forth the schedules for variations in sales loads and contingent deferred sales charges required by Rules 22d-1 and 6c-10, respectively.

       2.   SEPARATE ARRANGEMENTS/CLASS DIFFERENCES

            The arrangements for shareholders services or the distribution of shares, or both, for each Class shall be set forth in the applicable Class Exhibit hereto.

      3.    EXPENSE ALLOCATIONS

            Each Class shall be allocated those shareholder service fees and fees and expenses payable under a Rule 12b-1 Plan specified in the Class Exhibit. In addition the following expenses may be specifically allocated to each Class to the extent that the Fund's officers determine that such expenses are actually incurred in a different amount by that Class, or that the Class receives services of a different kind or to a different degree than other Classes:

            (a)   transfer agent fees;

            (b)   printing   and  postage  expenses  related  to  preparing  and
                  distributing    materials   such   as   shareholder   reports,
                  prospectuses, and proxies to current shareholders;

            (c)   blue sky registration fees;

            (d)   SEC registration fees;

            (e) the expense of administrative personnel and services as required to support the shareholders;

            (f) litigation or other legal expenses relating solely to one Class; or

            (g) other expenses incurred on behalf of the Class or for events or activities pertaining exclusively to the Class.

      4.    CONVERSION AND EXCHANGE FEATURES

            The conversion and exchange features for shares of each Class shall be as set forth in the applicable Class Exhibit hereto.

      5.    AMENDMENT

            Any material amendment of this Plan or any Class Exhibit hereto by any Multiple Class Company is subject to the approval of a majority of the directors/trustees of the applicable Multiple Class Company and a majority of the directors/trustees of the Multiple Class Company who are not interested persons of the Multiple Class Company, pursuant to the Rule.

                             CLASS B SHARES EXHIBIT

                                       TO

                              MULTIPLE CLASS PLAN

1. SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Class B Shares will consist of sales by financial intermediaries in consideration of the payment of an advance commission paid by the principal underwriter. Financial intermediaries may perform shareholder services and receive a shareholder service fee for their services. In consideration of advancing commissions and the provision of shareholder services, the principal underwriter will receive the contingent deferred sales charges paid upon redemption of Class B Shares, shareholder service fee sand fees under a 12b-1 plan. In connection with this basic arrangement, Class B Shares will bear the following fees and expenses:

FEES AND EXPENSES           MAXIMUM AMOUNT ALLOCATED CLASS B SHARES
SALES LOAD                  None
CONTINGENT DEFERRED SALES   Up to 5.5% of the share price at the time of purchase or redemption, whichever is lower
CHARGE ("CDSC")
SHAREHOLDER SERVICE FEE     Up to 25 basis points (0.25%) of the average daily net asset value
12B-1 FEE                   Up to 75 basis points (0.75%) of the average daily net asset value
REDEMPTION FEE              As set forth in the attached Schedule
OTHER EXPENSES              Itemized expenses incurred by the Fund with respect to holders of Class B Shares as described in Section
                            3 of the Plan


2. CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Class B Shares have the following conversion rights and exchange privileges at the election of the shareholder:


CONVERSION RIGHTS:  After Class B Shares have been held for eight years from the date of purchase, they will automatically convert into Class A Shares on or about the last day of the following month

EXCHANGE PRIVILEGE: Class B Shares may be exchanged for Class B Shares of any other Fund.

In any conversion or exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.

3. EXCEPTIONS TO BASIC ARRANGEMENTS

For purposes of Rules 6c-10 and 22d-1 under the Act, unless otherwise specified on the Schedule to this Exhibit, the scheduled variations in contingent deferred sales charges payable upon redemption are as follows:

   (A)BASIC CDSC SCHEDULE

--------------------------------------------------
|SHARES HELD UP TO: TO:|HAVE A CDSC OF:          |
--------------------------------------------------
|        1 year        |         5.50 %          |
--------------------------------------------------
|       2 years        |         4.75 %          |
--------------------------------------------------
|       3 years        |         4.00 %          |
--------------------------------------------------
|       4 years        |         3.00 %          |
--------------------------------------------------
|       5 years        |         2.00 %          |
--------------------------------------------------
|       6 years        |         1.00 %          |
--------------------------------------------------
|       7 years        |         0.00 %          |
--------------------------------------------------
|       8 years        |Convert to Class A Shares|
--------------------------------------------------



   (B)WAIVER OF CDSC

   Contingent upon notification to the Fund's principal underwriter or transfer agent, no CDSC will be imposed on redemptions:


      * following the death of the last surviving shareholder or post-purchase disability, as defined in Section 72(m)(7) of the Internal Revenue Code of 1986;

      * representing minimum required distributions from an Individual Retirement Account or other retirement plan to a shareholder who has attained the age of 70 1/2;

      * of Shares that were reinvested within 120 days of a previous redemption;

      * of Shares held by the Directors, Trustees, employees and sales representatives of the Fund, the Adviser, the principal underwriter and their affiliates, employees of any investment professional that sells Shares according to a sales agreement with the principal underwriter, by the immediate family members of the above persons, and by trusts, pension or profit-sharing plans for the above persons;

      * of Shares originally purchased through a financial intermediary that did not receive an advance commission on the purchase;

      * of shares purchased with reinvested dividends or capital gains;

      * imposed by the Fund when it closes an account for not meeting minimum balance requirements; and

      * of Shares which were purchased pursuant to an exchange privilege if the Shares were held for the applicable CDSC holding period.

   (C) SYSTEMATIC WITHDRAWAL PROGRAM

   Contingent upon notification to the principal underwriter or the Fund's transfer agent, no CDSC will be imposed on redemptions that are qualifying redemptions of Class B Shares under a Systematic Withdrawal Program as described in the applicable prospectus and statement of additional information.


4. REDEMPTION FEE

   For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Class B Shares will be applied to fees incurred or amount expended in connection with such redemption or exchange. The balance of any redemption fees shall be paid to the Fund.

   A Fund shall waive any redemption fee with respect to (i) non-participant directed redemptions or exchanges involving Class B Shares held in retirement plans established under Section 401(a) or 401(k) of the Internal Revenue Code

   (the "Code"), custodial plan accounts established under Section 493(b)(7) of the Code, or deferred compensation plans established under Section 457 of the

   Code; and (ii) redemptions or exchanges involving Class B Shares held in plans administered as college savings programs under Section 529 of the Code.

                               SCHEDULE OF FUNDS

                            OFFERING CLASS B SHARES



The Funds set forth on this Schedule each offer Class B Shares on the terms set forth in the Class B Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

CLASS B SHARES SUBJECT TO THE BASIC LOAD SCHEDULE

MULTIPLE CLASS COMPANY                        12B-1 FEE                        REDEMPTION FEE
Series

FEDERATED AMERICAN LEADERS FUND, INC.           0.75%                               None

FEDERATED EQUITY FUNDS:
FEDERATED ATLAS FUND                            0.75%   2% ON SHARES REDEEMED OR EXCHANGED WITHIN 30 DAYS OF PURCHASE
Federated Capital Appreciation Fund             0.75%                               None
Federated Kaufmann Fund                         0.75%                               None
Federated Kaufmann Small Cap Fund               0.75%                               None
Federated Large Cap Growth Fund                 0.75%                               None
Federated Market Opportunity Fund               0.75%                               None
Federated Mid-Cap Growth Strategies Fund        0.75%                               None
Federated Technology Fund                       0.75%                               None

FEDERATED EQUITY INCOME FUND, INC.              0.75%                               None

FEDERATED FIXED INCOME SECURITIES, INC.:
Federated Strategic Income Fund                 0.75%                               None

FEDERATED GOVERNMENT INCOME SECURITIES, INC.    0.75%                               None

FEDERATED HIGH INCOME BOND FUND, INC.           0.75%   2% on shares redeemed or exchanged within 90 days of purchase

FEDERATED INCOME SECURITIES TRUST:
Federated Capital Income Fund                   0.75%                               None
Federated Fund for U.S. Government Securities   0.75%                               None
Federated Muni and Stock Advantage Fund         0.75%                               None

FEDERATED INTERNATIONAL SERIES, INC.:
Federated International Bond Fund               0.75%                               None
Federated International Equity Fund             0.75%   2% on shares redeemed or exchanged within 30 days of purchase

FEDERATED INVESTMENT SERIES FUNDS, INC.:
Federated Bond Fund                             0.75%                               None


MULTIPLE CLASS COMPANY                            12b-1 Fee                        Redemption Fee
SERIES

FEDERATED MANAGED ALLOCATION PORTFOLIOS:
Federated Balanced Allocation Fund                  0.75%                               None

FEDERATED MDT SERIES:
FEDERATED MDT LARGE CAP GROWTH FUND                 0.75%                               NONE

FEDERATED MUNICIPAL SECURITIES FUND, INC.           0.75%                               None

FEDERATED MUNICIPAL SECURITIES INCOME TRUST:
Federated California Municipal Income Fund          0.75%                               None
Federated Municipal High Yield Advantage Fund       0.75%                               None
Federated New York Municipal Income Fund            0.75%                               None
Federated Pennsylvania Municipal Income Fund        0.75%                               None

FEDERATED STOCK AND BOND FUND, INC.                 0.75%                               None

FEDERATED TOTAL RETURN SERIES, INC.:
Federated Total Return Bond Fund                    0.75%                               None

FEDERATED WORLD INVESTMENT SERIES, INC.:
Federated International Capital Appreciation Fund   0.75%   2% on shares redeemed or exchanged within 30 days of purchase
Federated International High Income Fund            0.75%                               None
Federated International Small Company Fund          0.75%   2% on shares redeemed or exchanged within 30 days of purchase
Federated International Value Fund                  0.75%   2% on shares redeemed or exchanged within 30 days of purchase
MONEY MARKET OBLIGATIONS TRUST:
Liberty U.S. Government Money Market Trust          0.75%                               None

                             CLASS C SHARES EXHIBIT

                                       TO

                              MULTIPLE CLASS PLAN

1. SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Class C Shares will consist of sales by financial intermediaries in consideration of an advance commission of up to 1.00% of the public offering price, paid by the principal underwriter. Financial intermediaries may also provide shareholder services and may receive shareholder services fees therefor. Additionally, the principal underwriter and financial intermediaries may receive distribution and/or administrative service fees under the 12b-1 Plan. In cases where the principal underwriter has advanced a commission to the financial intermediary, such 12b-1 fees will be paid to the financial intermediary beginning in the thirteenth month after purchase. In consideration of advancing commissions, the principal underwriter will receive the contingent deferred sales charges paid upon redemption of Class C Shares and payments made under the 12b-1 Plan for twelve months following the purchase. In connection with this basic arrangement, Class C Shares will bear the following fees and expenses:

FEES AND EXPENSES   MAXIMUM AMOUNT ALLOCATED CLASS C SHARES
CONTINGENT DEFERRED 1.00% of the share price at the time of purchase or redemption, whichever is lower if redeemed within twelve
SALES CHARGE        months following purchase
("CDSC")
SHAREHOLDER SERVICE Up to 25 basis points (0.25%) of the average daily net asset value
FEE
12B-1 FEE           As set forth in the attached Schedule
REDEMPTION FEE      As set forth in the attached Schedule
OTHER EXPENSES      Itemized expenses incurred by the Fund with respect to holders of Class C Shares as described in Section 3 of the Plan


2. CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Class C Shares have the following conversion rights and exchange privileges at the election of the shareholder:

CONVERSION RIGHTS:   None

EXCHANGE PRIVILEGES: Class C Shares may be exchanged for Class C Shares of any other Fund.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.



3. EXCEPTIONS TO BASIC ARRANGEMENTS

For purposes of Rules 22d-1 and 6c-10 under the Act, unless otherwise specified on the Schedule to this Exhibit, the scheduled variations contingent deferred sales charges are as follows:

   (A) WAIVER OF CDSC

   Contingent upon notification of the Fund's principal underwriter or transfer agent, no CDSC will be imposed on redemptions:


* following the death of the last surviving shareholder or post-purchase disability, as defined in Section 72(m) (7) of the Internal Revenue Code of 1986;

* representing minimum required distributions from an Individual Retirement Account or other retirement plan to a shareholder who has attained the age of 70 1/2;

   *  of Shares that were reinvested within 120 days of a previous redemption;

   * of Shares held by Directors, Trustees, employees, former employees and sales representatives of the Fund, the Adviser, the principal underwriter and their affiliates, employees of any investment professional that sells Shares according to a sales agreement with the principal underwriter, by the immediate family members of the above persons, and by trusts, pension or profit-sharing plans for the above persons;

   * of Shares purchased through a financial intermediary that did not receive an advance commission on the purchase;

   *  of Shares purchased with reinvested dividends or capital gains;

   * imposed by the Fund when it closes an account for not meeting the minimum balance requirements; and

   * of Shares which were purchased pursuant to an exchange privilege if the Shares were held for the applicable CDSC holding period.

4. REDEMPTION FEE

   For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Class C Shares will be applied to fees incurred or amount expended in connection with such redemption or exchange. The balance of any redemption fees shall be paid to the Fund.

   A Fund shall waive any redemption fee with respect to (i) non-participant directed redemptions or exchanges involving Class C Shares held in retirement plans established under Section 401(a) or 401(k) of the Internal Revenue Code (the "Code"), custodial plan accounts established under Section 493(b)(7) of the Code, or deferred compensation plans established under Section 457 of the Code; and (ii) redemptions or exchanges involving Class C Shares held in plans administered as college savings programs under Section 529 of the Code.

                               SCHEDULE OF FUNDS

                            OFFERING CLASS C SHARES



The Funds set forth on this Schedule each offer Class C Shares on the terms set forth in the Class C Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

CLASS C SHARES SUBJECT TO THE BASIC LOAD SCHEDULE

MULTIPLE CLASS COMPANY                        12B-1 FEE                        REDEMPTION FEE
Series
FEDERATED AMERICAN LEADERS FUND, INC.           0.75%                               None

FEDERATED EQUITY FUNDS:
FEDERATED ATLAS FUND                            0.75%   2% ON SHARES REDEEMED OR EXCHANGED WITHIN 30 DAYS OF PURCHASE
Federated Capital Appreciation Fund             0.75%                               None
Federated Kaufmann Fund                         0.75%                               None
Federated Kaufmann Small Cap Fund               0.75%                               None
Federated Large Cap Growth Fund                 0.75%                               None
Federated Market Opportunity Fund               0.75%                               None
Federated Mid Cap Growth Strategies Fund        0.75%                               None
Federated Strategic Value Fund                  0.75%                               None
Federated Technology Fund                       0.75%                               None

FEDERATED EQUITY INCOME FUND, INC.              0.75%                               None

FEDERATED FIXED INCOME SECURITIES, INC.:
Federated Strategic Income Fund                 0.75%                               None

FEDERATED GOVERNMENT INCOME SECURITIES, INC.    0.75%                               None

FEDERATED HIGH INCOME BOND FUND, INC.           0.75%   2% on shares redeemed or exchanged within 90 days of purchase

FEDERATED INCOME SECURITIES TRUST:
Federated Capital Income Fund                   0.75%                               None
Federated Fund for U.S. Government Securities   0.75%                               None
Federated Muni and Stock Advantage Fund         0.75%                               None
Federated Real Return Bond Fund                 0.75%                               None
Federated Stock and California Muni Fund        0.75%                               None

FEDERATED INDEX TRUST
Federated Max-Cap Index Fund                    0.75%                               None
Federated Mini-Cap Index Fund                   0.75%                               None


MULTIPLE CLASS COMPANY                            12B-1 FEE                        REDEMPTION FEE
Series

FEDERATED INTERNATIONAL SERIES, INC.:
Federated International Bond Fund                   0.75%                               None
Federated International Equity Fund                 0.75%   2% on shares redeemed or exchanged within 30 days of purchase

FEDERATED INVESTMENT SERIES FUNDS, INC.:
Federated Bond Fund                                 0.75%                               None

FEDERATED MANAGED ALLOCATION PORTFOLIOS:
Federated Balanced Allocation Fund                  0.75%                               None

FEDERATED MDT SERIES:
Federated MDT All Cap Core Fund                     0.75%                               None
Federated MDT Balanced Fund                         0.75%                               None
Federated MDT Large Cap Growth Fund                 0.75%                               None
Federated MDT Moderate Cap Growth Fund              0.75%                               None
Federated MDT Small Cap Core Fund                   0.75%                               None
Federated MDT Small Cap Growth Fund                 0.75%                               None
Federated MDT Small Cap Value Fund                  0.75%                               None
Federated MDT Tax Aware/All Cap Core Fund           0.75%                               None

FEDERATED MUNICIPAL SECURITIES FUND, INC.           0.75%                               None

FEDERATED MUNICIPAL SECURITIES INCOME TRUST:
Federated Municipal High Yield Advantage Fund       0.75%                               None

FEDERATED STOCK AND BOND FUND, INC.                 0.75%                               None

FEDERATED TOTAL RETURN SERIES, INC.:
Federated Total Return Bond Fund                    0.75%                               None

FEDERATED WORLD INVESTMENT SERIES, INC.:
Federated International Capital Appreciation Fund   0.75%   2% on shares redeemed or exchanged within 30 days of purchase
Federated International High Income Fund            0.75%                               None
Federated International Small Company Fund          0.75%   2% on shares redeemed or exchanged within 30 days of purchase
Federated International Value Fund                  0.75%   2% on shares redeemed or exchanged within 30 days of purchase
MONEY MARKET OBLIGATIONS TRUST:
Liberty U.S. Government Money Market Trust          0.75%                               None